UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 30, 2019

XBIOTECH INC.
(Exact name of Registrant as specified in its charter)

British Columbia, Canada
(State of Incorporation)

001-37347

(Commission File Number)

N/A
(I.R.S. Employer Identification No.)

5217 Winnebago Lane Austin, TX	78744
(Address of principal executive offices)	(Zip Code)

(512) 386-2900

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	XBIT	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter) Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Background

As previously disclosed, on December 7, 2019, XBiotech Inc. (the “Company”) entered into an Asset Purchase Agreement (the “Purchase Agreement”) with Janssen Biotech, Inc. (“Janssen”). The closing of the transactions contemplated by the Purchase Agreement (the “Closing”) occurred on December 30, 2019 (the “Closing Date”), as further described under Item 2.01 below.

IP Non-Assertion and License Agreement

At the Closing, the Company and Janssen entered into an IP Non-Assertion and License Agreement (the “License Agreement”), pursuant to which the Company has granted Janssen a non-exclusive license to certain patents and intellectual property of the Company. Janssen has agreed not to assert certain claims from the patents to be acquired from the Company in the transaction against the Company in connection with the Company’s new antibodies targeting IL-1⍺, as described in the Purchase Agreement, to treat non-dermatological diseases.

Clinical Manufacturing Agreement

In addition, at the Closing, XBiotech USA, Inc., a subsidiary of the Company (“XBiotech USA”), and Janssen Research & Development, LLC (“JRD”) entered into a Clinical Manufacturing Agreement (the “Manufacturing Agreement”). Pursuant to the Manufacturing Agreement, XBiotech USA has agreed to manufacture bermekimab for use by Janssen in clinical trials, in exchange for payments, paid in quarterly installments.

Transition Services Agreement

Finally, at the Closing, XBiotech USA and JRD entered into a Transition Services Agreement (the “Services Agreement”). Pursuant to the Services Agreement, XBiotech USA has agreed to continue operational management, on a fee-for-service basis, of certain ongoing clinical trials related to bermekimab.

The foregoing descriptions do not purport to be complete and are qualified in their entirety by reference to the terms of the License Agreement, the Manufacturing Agreement and the Services Agreement, which are filed as Exhibits 10.1, 10.2 and 10.3 hereto, respectively, and incorporated by reference herein.

Item 2.01	Completion of Acquisition or Disposition of Assets.

Asset Purchase Agreement

On the Closing Date, and pursuant to the Purchase Agreement described under Item 1.01 above, the Company completed the disposition of the Company’s True Human Antibody bermekimab to target interleukin-1 alpha (IL-1⍺) to Janssen in return for a $750 million cash payment, $75 million of which will be held in an escrow account for 18 months to satisfy any indemnity claims. The Company plans to use the proceeds to fund discovery and development of its next generation True Human anti-IL-1⍺ antibody program and to advance other antibody therapeutics in the Company’s pipeline. The Company will also have sufficient cash to support a significant capital transaction, such as a stock repurchase or tender offer. Any such transaction would be subject to board review and approval based upon, among other things, the assessment by the board (or a committee of the board) of the Company’s business and cash requirements, market conditions and a review of potential alternatives. The Company expects the board (or a committee of the board) to commence such review and assessment in the near future.

In addition, the Company will be eligible to receive milestone payments of $150 million each if Janssen, in its sole and absolute discretion, develops pharmaceutical products that contain bermekimab and that are for non-dermatological indications, provided that Janssen receives certain required commercial authorizations for such products within a specified timeframe. The Company will be entitled to earn up to four milestone payments, for a maximum of $600 million.

The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the terms of the Purchase Agreement, which is filed as Exhibit 2.1 hereto and incorporated by reference herein.

Item 7.01	Regulation FD Disclosure.

On December 30, 2019, the Company issued a press release announcing the closing of the transactions contemplated by the Purchase Agreement. A copy of the press release issued in connection with the announcement is filed as Exhibit 99.1 to this Current Report on Form 8-K.

The information furnished in Item 7.01 and Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any other filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits.

(b) Pro Forma Financial Information.

The Company’s unaudited pro forma consolidated financial information giving effect to the disposition of bermekimab pursuant to the Purchase Agreement is attached hereto as Exhibit 99.2 and incorporated herein by reference.

The unaudited pro forma condensed consolidated financial information should be read in conjunction with the historical financial statements and related notes of the Company. The unaudited pro forma condensed consolidated financial information is provided for informational purposes only and is not necessarily indicative of the results that would have occurred if the sale of bermekimab had occurred on the date indicated or the expected financial position or results of operations in the future. The information includes pro forma adjustments which reflect the disposition of bermekimab.

The unaudited pro forma condensed consolidated balance sheet as of September 30, 2019 was prepared assuming the sale of bermekimab occurred as of January 1, 2019.

The unaudited pro forma condensed consolidated statement of operations for the nine month period ended September 30, 2019 has been presented assuming the sale of bermekimab occurred as of January 1, 2019.

The unaudited pro forma condensed consolidated statement of operations for the fiscal year ended December 31, 2018, has been presented assuming the sale of bermekimab occurred as of January 1, 2018.

(d) Exhibits

Exhibit Number	Description

+2.1	Asset Purchase Agreement, dated as of December 7, 2019, between XBiotech Inc. and Janssen Biotech, Inc.

+10.1	IP Non-Assertion and License Agreement, dated as of December 30, 2019, between XBiotech Inc. and Janssen Biotech, Inc.

+10.2	Clinical Manufacturing Agreement, dated as of December 30, 2019, between XBiotech Inc. and Janssen Biotech, Inc.

+10.3	Transition Services Agreement, dated as of December 30, 2019, between XBiotech Inc. and Janssen Biotech, Inc.

99.1	Press Release of XBiotech Inc., issued December 30, 2019

99.2	Unaudited pro forma condensed consolidated financial information

+       Portions of this exhibit (indicated therein by asterisks) have been omitted for confidential treatment.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 30, 2019	XBIOTECH INC.

	By:	/s/John Simard
John Simard
Chief Executive Officer and President